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EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

April 16, 2004

U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K (the "Report") accompanying this letter and is not to be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

I, S. Marce Fuller, the President and Chief Executive Officer of Mirant Corporation (the "Company"), certify that, subject to the qualifications noted below, to the best of my knowledge:

1.
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Mirant Corporation.

This certification is qualified by the fact that the Report was not filed within 75 days after the end of the fiscal year covered by the Report, as required by the Instructions to Form 10-K.

Name:	/s/ S. MARCE FULLER S. Marce Fuller President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Mirant Corporation and will be retained by Mirant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT